UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 14, 2016, Repligen Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Novasep Process SAS, a French corporation (“Novasep”), and John Connors (together with Novasep, the “Sellers”), pursuant to which the Company acquired TangenX Technology Corporation, a Massachusetts corporation (“TangenX”), through the purchase of (i) 20.29% of the outstanding equity of TangenX from John Connors and (ii) 100% of the equity of TangenX Holding, Inc., a Delaware corporation (“TangenX Holding”) holding 79.71% of the outstanding equity of TangenX, from Novasep (such transaction, the “Acquisition”).

The Company completed the Acquisition on December 14, 2016 (the “Closing Date”), for a total purchase price in cash of €35.6 million plus the assumption of a €1.0 million tax liability and a €0.4 million working capital deficit (the “Closing Consideration”). The Company funded the Closing Consideration with cash on-hand.

The Purchase Agreement contains customary representations and warranties and covenants by each party. The Purchase Agreement also provides that each Seller will indemnify the Company for breaches of the warranties and covenants of such Seller, as well as certain other specified matters, subject to certain limitations set forth therein, including, among other things, limitations on the period during which the Company may make certain claims for indemnification and limitations on the amounts and taxes for which each of the Sellers may be liable. A portion of the Closing Consideration was contributed to a third-party escrow fund against which the Company may make indemnification claims.

The Purchase Agreement also contains non-competition and non-solicitation clauses under which the Seller Parties must not, for two years following the consummation of the Acquisition, (i) engage in any business competitive with the business of TangenX, (ii) solicit any customer, supplier, agent or distributor of TangenX, or (iii) solicit any employee of TangenX hired by the Company for a period of one year following their employment with the Company.

Neither the Company nor any of its affiliates nor any person who is a director or officer of the Company had a material relationship with the Sellers, TangenX, TangenX Holding or any of their respective affiliates prior to the completion of the Acquisition.

The Purchase Agreement contains warranties and covenants that the Company, on one hand, and John Connors and Novasep, on the other hand, made to each other as of specific dates. The assertions embodied in those warranties and covenants were made solely for purposes of the Purchase Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date, the Company completed the Acquisition and acquired TangenX through the purchase of all of the equity of

TangenX held by John Connors and all of the equity of TangenX Holding held by Novasep. As consideration for the Acquisition and the other transactions contemplated by the Purchase Agreement, the Company paid the Closing Consideration to the Sellers on the Closing Date. The full text of Item 1.01 and the full text of the Purchase Agreement are incorporated into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On December 15, 2016, the Company issued a press release announcing the Acquisition. This press release is attached to this Current Report on Form 8-K and furnished as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Company intends to file the financial statements relating to the Acquisition described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro forma financial information.

The Company intends to furnish pro forma financial information relating to the Acquisition described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated December 14, 2016, by and among Repligen Corporation, Novasep Process SAS and John Connors.

99.1	Press Release by Repligen Corporation, dated December 15, 2016.

*	Schedules, exhibits, and similar supporting attachments or agreements to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Repligen Corporation agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: December 15, 2016	By:	/s/ Tony J. Hunt
Tony J. Hunt President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated December 14, 2016, by and among Repligen Corporation, Novasep Process SAS and John Connors.

99.1	Press Release by Repligen Corporation, dated December 15, 2016.

*	Schedules, exhibits, and similar supporting attachments or agreements to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Repligen Corporation agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.